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                                                                    EXHIBIT 5.1


                       [Letterhead of Star Banc Corporation]


June 12, 1998


Star Banc Corporation
425 Walnut Street
Cincinnati, Ohio 45202

Re: Registration Statement on Form S-4 Related to the Acquisition of Trans Financial, Inc.

Ladies and Gentlemen:

     I and other members of my staff have acted as counsel to Star Banc Corporation, an Ohio corporation (the "Corporation"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 11,321,317 shares of the Corporation's Common Stock and attached preferred share purchase rights (collectively, the "Common Stock") to be issued by the Corporation in connection with the merger of Trans Financial, Inc. with and into the Corporation.

     In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that the Common Stock is legally authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Common Stock have been issued and paid for upon the terms and conditions set forth in the Registration Statement, the Common Stock will be validly issued, fully paid and nonassessable.

     I hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorney who passed upon the legality of the securities being registered, and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,



                                   /s/ Jennie P. Carlson
                                   -----------------------------
                                   JENNIE P. CARLSON
                                   Senior Vice President
                                   and General Counsel